Exhibit 2.3

LIST OF OMITTED SCHEDULES AND SUPPLEMENTS TO MERGER AGREEMENT

Company Disclosure Schedule

Parent Disclosure Schedule

The registrant hereby undertakes to provide to the Staff of the Commission any such omitted schedule or supplement upon request.